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NATIONAL PRESTO INDUSTRIES, INC. AND SUBSIDIARIES
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
Three Months and Six Months Ended June 30, 1996 and July 2, 1995
            (Unaudited)
(In thousands except per share data)
                                                            THREE MONTHS ENDED                           SIX MONTHS ENDED
                                                    ---------------------------------            -----------------------------
                                                          1996                1995                     1996            1995
                                                          ----                ----                     ----            ----

Net Earnings                                          $    2,236          $    2,497                $   4,166       $   5,044

Add interest expense related to convertible
   debenture, net of income taxes                              -                  80                        -             160

                                                    -------------       -------------            -------------   -------------
Adjusted net earnings  (1)                            $    2,236          $    2,577                $   4,166       $   5,204
                                                    =============       =============            =============   =============

Weighted average common shares outstanding                 7,352               7,339                    7,352           7,339

Common equivalent shares from the assumed
   debenture conversion                                        -                 122                        -             122

                                                    -------------       -------------            -------------   -------------
Adjusted common and common equivalent shares  (2)          7,352               7,461                    7,352           7,461
                                                    =============       =============            =============   =============

Net earnings per common and common equivalent
   shares outstanding  (1/2)                          $     0.31          $     0.35                $    0.57       $    0.70
                                                    =============       =============            =============   =============

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